UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2008

SMART BALANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 West Century Road - Suite 260 Paramus, New Jersey	07652
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 568-9300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 3, 2008, Smart Balance, Inc. (the “Company”) issued a press release announcing that it is forcing the conversion of all of the Company’s issued and outstanding shares of Series A Convertible Preferred Stock into common stock. At 5:00 p.m., Eastern Time, on January 3, 2008, each share of Series A Convertible Preferred Stock shall be deemed to be automatically converted into 1.26824179456255 shares of common stock and all of the issued and outstanding shares of Series A Convertible Preferred shall cease to exist.

The Series A Convertible Preferred Stock trades on Nasdaq’s PORTAL Market. As a result of the forced conversion, all of the outstanding shares of Series A Convertible Preferred Stock will cease to trade on Nasdaq’s PORTAL Market effective January 4, 2007.

A copy of the press release announcing the forced conversion is attached hereto as Exhibit 99.1 and a copy of the notice of forced conversion being sent to holders of the Series A Convertible Preferred Stock is attached hereto as Exhibit 99.2

Item 9.01	Exhibits.

(d) Exhibits.

The following exhibits are furnished pursuant to Item 7.01 hereto:

Exhibit 99.1:     Text of the Press Release of Smart Balance, Inc. issued January 3, 2008

Exhibit 99.2:     Form of the Notice of Forced Conversion Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART BALANCE, INC. (registrant)

January 3, 2008	By:	/s/ Robert S. Gluck
Robert S. Gluck Vice Chairman and CFO